Exhibit 21
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                                      SUBSIDIARIES OF INTERFACE, INC.

                                                                                     Jurisdiction of
         Subsidiary <F1>                                                             Organization
         ---------------                                                             ---------------
  Bentley Mills, Inc.                                                                Delaware (USA)
  Guilford (Delaware), Inc.                                                          Delaware (USA)
  Interface Europe, Inc.                                                             Delaware (USA)
  Interface Interior Fabrics, Inc.<F2>                                               Delaware (USA)
  Interface Securitization Corporation                                               Delaware (USA)
  Intek, Inc.                                                                        Georgia (USA)
  Interface Americas, Inc.                                                           Georgia (USA)
  Interface Asia-Pacific, Inc.<F3>                                                   Georgia (USA)
  Interface Flooring Systems, Inc.                                                   Georgia (USA)
  Interface Research Corporation                                                     Georgia (USA)
  Interface Yarns, Inc.                                                              Georgia (USA)
  Pandel, Inc.                                                                       Georgia (USA)
  Prince Street Technologies, Ltd.                                                   Georgia (USA)
  Re:Source Americas Enterprises, Inc.<F4>                                           Georgia (USA)
  Rockland React-Rite, Inc.                                                          Georgia (USA)
  Toltec Fabrics, Inc.                                                               Georgia (USA)
  Facilities Resource Group, Inc.                                                    Illinois (USA)
  Interface Architectural Resources, Inc.                                            Michigan (USA)
  Interface Americas Services, Inc.                                                  Nevada (USA)
  Renovisions, Inc.                                                                  Pennsylvania (USA)
  Interface Flooring Systems Commercial Ltda.                                        Brazil
  Interface Flooring Systems (Canada), Inc.                                          Canada
  Interface Europe B.V.<F5>                                                          Netherlands
  Interface Europe, Ltd. <F6>                                                        United Kingdom
____________________________________________

<F1> The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary", have been omitted.

<F2> Interface Interior Fabrics, Inc. (formerly Guilford of Maine,
     Inc.) is the parent of nine direct or indirect subsidiaries organized and operating in Canada and the United States
     (including Toltec Fabrics, Inc. and Intek, Inc.).

<F3> Interface Asia-Pacific, Inc. is the parent of 11 subsidiaries organized and operating in Australia, Japan, Hong Kong, Singapore, Thailand, China and the British Virgin Islands.

<F4> Re: Source Americas Enterprises, Inc. is the parent of 19 subsidiaries organized and operating in the United States.
     All of such subsidiaries are commercial floorcovering contractors.

<F5> Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of seven direct or indirect subsidiaries organized and operating in the Netherlands, and 14 direct or indirect subsidiaries organized and operating outside of the Netherlands.

<F6> Interface Europe, Ltd. (formerly Interface Flooring Systems,
     Ltd.) is the parent of 15 direct or indirect subsidiaries organized and operating in the United Kingdom and eight direct or indirect subsidiaries organized and operating outside the United Kingdom.

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